Exhibit 10.4

Form of Employment memorandum for Non-Section 16 MPC Computers Officers

Memo

To:
From:	Mike Adkins, President & CEO
CC:	Personnel File
Date:
Re:	Employment

The purpose of this notice is to provide details relating to the current terms and conditions of your employment with MPC Computers, LLC. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the employment terms outlined in this memo supersede and replace your initial offer letter and other written employment agreements, if any, with the company.

Your continued employment will be based on the following terms:

1.	Current Job Title:
2.	Current Base Salary: $
3.

Incentive Bonus Plan: You are eligible to participate in the company’s management incentive plan (MIP). Your current participation is at a target incentive bonus of 45% of your base pay. The prior cap of 120% payout for overachievement of goals has been eliminated from the MIP program effective in 2004.

4.

Severance Agreement: You will receive severance pay of six (6) months of base pay in the event of an involuntary termination without cause, provided that, in the event of a change in control, you shall not be deemed to have been involuntarily terminated in the event you receive an offer of employment by the business that is comparable in the aggregate to your existing employment.

5.	Equity Participation Plan: You will be eligible to participate in the Equity Participation Plan, the details of which have been provided to you.

This memo, its contents and any information about or relating to its subject matter are confidential and must not be disclosed by you without the company’s written consent. This memo is not a contract of employment. Further the length or duration of your employment is not guaranteed. In accordance with our policies, your employment with us will be on an “at-will” basis, meaning that both you and we have the right to end your employment at any time, for any reason, with or without cause or prior notice.

Please acknowledge agreement to the terms outlined above by signing and returning a copy of this memo to Susan Bundgard. If you have any questions, please do not hesitate to contact me.

Accepted by: _____________________________	Date:____________

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